Exhibit 99.1

Earnings Release

One Centerpointe Drive, Suite 200, Lake Oswego, Oregon 97035 503-684-7000	www.gbrx.com

April 7, 2025	Contact:	Justin Roberts, Investor Relations Jack Isselmann, Media Relations Ph: 503-684-7000

Greenbrier Reports Second Quarter Results

GAAP Diluted EPS of $1.56 includes $0.13 per share of European facility rationalization costs

Core Diluted EPS of $1.69

Increases quarterly dividend by 7% to $0.32 per share

The Greenbrier Companies, Inc. (NYSE: GBX) (“Greenbrier”), a leading international supplier of equipment and services to global freight transportation markets, today reported financial results for its second fiscal quarter ended February 28, 2025.

Second Quarter Highlights

•

Building on the successful North American capacity rationalization initiative begun in 2023, Greenbrier conducted a rigorous analysis of its Europe operations. Following an in-depth review, Greenbrier will close one manufacturing facility in our European joint venture. Facility-related rationalization costs of $6 million included $2 million of Gross margin impact and $4 million of Selling & administrative expense.

•

Net earnings attributable to Greenbrier of $52 million, or $1.56 per diluted share, on revenue of $762 million. Results include $4 million ($0.13 per share), net of tax and non-controlling interest, of expense related to our European facility-related rationalization and $0.04 per share of dilution related to the 2028 convertible notes.

•	Core net earnings attributable to Greenbrier of $56 million or $1.69 per diluted share.

•	Continued strong lease fleet utilization of 98%.

•	Aggregate gross margin of 18% represents Greenbrier’s sixth consecutive gross margin % in or above the mid-teens.

•	Core EBITDA of nearly $124 million, or 16% of revenue.

•	Generated Operating cash flow of $94 million.

•

Quarterly diversified new railcar orders for 3,100 units valued at nearly $400 million and deliveries of 5,500 units, resulting in a new railcar backlog of 20,400 units with an estimated value of $2.6 billion.

•	Board increased quarterly dividend by 7% to $0.32 per share, payable on May 13, 2025 to shareholders of record as of April 22, 2025, representing Greenbrier’s 44th consecutive quarterly dividend.

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Greenbrier Reports Second Quarter Results (Cont.)	Page 2

“Greenbrier continued to deliver strong results in the second quarter of fiscal 2025 as aggregate gross margin remained above our long-term target range and we progressed toward our ROIC goal,” said Lorie L. Tekorius, CEO and President. “Our strong aggregate gross margin for the quarter was driven by a more favorable product mix, continued optimization in manufacturing operations and the performance of our leasing business, which largely offset lower production volumes. While new railcar demand has been impacted in the near-term due to economic uncertainty, our deep experience allows us to flex production rates and balance production lines.”

“Executing our strategic plan requires the discipline to ensure manufacturing efficiency while maintaining our commitment to return capital to shareholders. Market conditions and a comprehensive analysis in Europe led to the decision to close a facility in Romania, impacting our employees, our customers and the community. Production will be consolidated into our remaining facilities and our capacity will remain the same but with a significantly lower cost footprint. As we proceed through a thoughtful and constructive redesign of our manufacturing footprint, our Board of Directors has increased the quarterly dividend, reflecting confidence in Greenbrier’s ability to thrive in an uncertain environment. With a leading market position, a healthy backlog of new railcar orders, increasing predictability in growing areas of our business, and a continued focus on operating efficiencies, we expect sustainable results across various market conditions,” Tekorius concluded.

Business Update & Outlook

Effective September 1, 2024, the Company combined the Maintenance Services and Manufacturing segments into a single reportable segment, Manufacturing, and renamed the Leasing & Management Services reportable segment to Leasing & Fleet Management. These changes had no impact on the Company’s consolidated results of operations or financial position. Prior period segment results have been recast to reflect the Company’s new reportable segments.

Based on current trends and production schedules, Greenbrier is updating its guidance for fiscal 2025:

	FY 2024 Actuals	FY 2025 Initial Guidance	FY 2025 Updated Guidance
Operating Metrics
Deliveries(1)	23,700 units	22,500 – 25,000 units	21,500 – 23,500 units
Revenue	$3.54B	$3.35B – $3.65B	$3.15B – $3.35B
Aggregate Gross Margin %	15.8%	16.0% – 16.5%	17.0% – 17.5%
Operating Margin %(2)	9.2%	9.2% – 9.7%	10.2% – 10.7%
Capital Expenditures
Manufacturing	$122M	$120M	$120M
Leasing & Fleet Management(3)	343M	360M	300M

Gross Capital Expenditures	465M	480M	420M
Equipment Sales Proceeds	75M	60M	60M

Net Capital Expenditures	$390M	$420M	$360M

(1)	Includes approximately 1,400 units and 1,600 units of deliveries for FY2024 and FY2025 guidance, respectively, associated with Brazil.
(2)	Earnings from operations divided by revenue.
(3)

Included in FY2024 and FY2025 guidance are capital expenditures and transfers for railcars into the lease fleet that were manufactured and subsequently held on the balance sheet in 2023 and 2024, respectively.

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Greenbrier Reports Second Quarter Results (Cont.)	Page 3

Financial Summary

	Q2 FY25	Q1 FY25	Sequential Comparison – Main Drivers
Revenue	$762.1M	$875.9M	Fewer deliveries in North America and Europe reflecting timing of syndication activity and planned production changes
Aggregate Gross margin	$138.6M	$173.6M	Continued strong operating performance offset by lower revenue and $2.4 million of European facility-related rationalization costs
Aggregate Gross margin %	18.2%	19.8%
Selling and administrative expense	$64.6M	$62.0M	Includes $4.2 million of European facility-related rationalization costs
Net gain on disposition of equipment	$9.6M	$0.2M	Timing of gains from fleet optimization
Earnings from operations	$83.6M	$111.8M	Strong operating performance including increased gains from equipment sales offset by lower revenue and $6.6 million of European rationalization costs
Operating margin %	11.0%	12.8%
Core EBITDA(1)	$123.9M	$145.1M
Effective tax rate	32.3%	37.8%	A decrease in discrete items in foreign jurisdictions
Core Net earnings attributable to Greenbrier	$56.1M(1)	$55.3M
Core Diluted EPS	$1.69(1)	$1.72	Q2 includes $0.04 per share of dilution from 2028 convertible notes

(1)	See reconciliation at conclusion of Supplemental Information.

Segment Summary

	Q2 FY25	Q1 FY25	Sequential Comparison – Main Drivers
Manufacturing
Revenue	$700.3M	$820.4M	Fewer deliveries in North America and Europe
Gross margin %	13.6%	17.1%	Planned production and product mix changes, and European facility-related rationalization costs
Earnings from operations	$69.0M	$116.1M
Operating margin % (1)	9.9%	14.2%
Deliveries (units) (2)	5,000	5,600
Leasing & Fleet Management
Revenue	$61.8M	$55.5M	Primarily higher rents
Gross margin %	70.7%	60.5%	Robust fleet performance, increased syndication activity and gains from equipment sales
Earnings from operations	$45.6M	$26.7M
Operating margin % (1)	73.8%	48.1%
Owned fleet (units)	16,600	16,700	Timing of fleet investment
Fleet utilization	98.3%	98.6%

(1)	See supplemental segment information in Supplemental Information.
(2)	Excludes Brazil deliveries which are not consolidated into Manufacturing revenue and margins.

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Greenbrier Reports Second Quarter Results (Cont.)	Page 4

Conference Call

Greenbrier will host a teleconference to discuss its second quarter 2025 results. In conjunction with this release, Greenbrier has posted a supplemental earnings presentation to our website. Teleconference details are as follows:

•	April 7, 2025

•	2:00 p.m. Pacific Daylight Time

•	Phone: 1-888-317-6003 (Toll Free), 1-412-317-6061 (International), Entry Number “8929288”

•	Webcast access at http://www.gbrx.com

•	Please access the site 10-15 minutes prior to the start time.

About Greenbrier

Greenbrier, headquartered in Lake Oswego, Oregon, is a leading international supplier of equipment and services to global freight transportation markets. Through its wholly-owned subsidiaries and joint ventures, Greenbrier designs, builds and markets freight railcars in North America, Europe and Brazil. We are a leading provider of freight railcar wheel services, parts, maintenance and retrofitting services in North America. Greenbrier owns a lease fleet of approximately 16,600 railcars that originate primarily from Greenbrier’s manufacturing operations. Greenbrier offers railcar management, regulatory compliance services and leasing services to railroads and other railcar owners in North America. Learn more about Greenbrier at www.gbrx.com.

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Greenbrier Reports Second Quarter Results (Cont.)	Page 5

THE GREENBRIER COMPANIES, INC.

CONSOLIDATED BALANCE SHEETS

(In millions, unaudited)

	February 28, 2025	November 30, 2024	August 31, 2024	May 31, 2024	February 29, 2024
Assets
Cash and cash equivalents	$263.5	$300.0	$351.8	$271.6	$252.0
Restricted cash	38.4	12.9	16.8	20.2	20.0
Accounts receivable, net	535.4	583.0	523.8	488.5	519.1
Income tax receivable	31.5	26.7	45.1	20.0	20.9
Inventories	692.5	753.8	770.9	812.4	827.0
Leased railcars for syndication	260.4	228.1	130.7	155.3	134.4
Equipment on operating leases, net	1,259.0	1,234.1	1,243.5	1,226.9	1,160.5
Property, plant and equipment, net	702.6	695.5	711.7	648.3	636.1
Investment in unconsolidated affiliates	88.2	83.9	87.3	90.3	90.0
Intangibles and other assets, net	268.5	242.1	244.4	254.3	255.6
Goodwill	127.0	127.4	128.5	128.0	128.0

	$4,267.0	$4,287.5	$4,254.5	$4,115.8	$4,043.6

Liabilities and Equity
Revolving notes	$372.0	$444.9	$351.6	$348.4	$300.8
Accounts payable and accrued liabilities	669.0	653.1	731.4	652.9	649.3
Deferred income taxes	144.4	131.4	130.1	82.9	79.7
Deferred revenue	35.0	45.5	58.9	74.0	81.5
Notes payable, net	1,384.9	1,394.5	1,404.2	1,413.9	1,421.8
Contingently redeemable noncontrolling interest	41.2	43.1	41.7	56.3	56.0
Total equity – Greenbrier	1,460.2	1,412.7	1,376.1	1,329.1	1,299.9
Noncontrolling interest	160.3	162.3	160.5	158.3	154.6

Total equity	1,620.5	1,575.0	1,536.6	1,487.4	1,454.5

	$4,267.0	$4,287.5	$4,254.5	$4,115.8	$4,043.6

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Greenbrier Reports Second Quarter Results (Cont.)	Page 6

THE GREENBRIER COMPANIES, INC.

CONSOLIDATED STATEMENTS OF INCOME

(In millions, except number of shares which are reflected in thousands and per share amounts, unaudited)

	Three Months Ended		Six Months Ended
	February 28, 2025	February 29, 2024	February 28, 2025	February 29, 2024
Revenue
Manufacturing	$700.3	$811.0	$1,520.7	$1,570.7
Leasing & Fleet Management	61.8	51.7	117.3	100.8

	762.1	862.7	1,638.0	1,671.5
Cost of revenue
Manufacturing	605.4	725.4	1,285.8	1,397.9
Leasing & Fleet Management	18.1	15.1	40.0	30.1

	623.5	740.5	1,325.8	1,428.0
Margin	138.6	122.2	312.2	243.5
Selling and administrative expense	64.6	63.6	126.6	119.9
Net gain on disposition of equipment	(9.6)	(4.9)	(9.8)	(4.8)

Earnings from operations	83.6	63.5	195.4	128.4
Interest and foreign exchange	21.7	24.6	45.1	47.8

Earnings before income tax and earnings from unconsolidated affiliates	61.9	38.9	150.3	80.6
Income tax expense	(20.0)	(9.3)	(53.4)	(19.3)

Earnings before earnings from unconsolidated affiliates	41.9	29.6	96.9	61.3
Earnings from unconsolidated affiliates	4.3	4.0	8.4	5.5

Net earnings	46.2	33.6	105.3	66.8
Net (earnings) loss attributable to noncontrolling interest	5.7	(0.2)	1.9	(2.2)

Net earnings attributable to Greenbrier	$51.9	$33.4	$107.2	$64.6

Basic earnings per common share:	$1.66	$1.08	$3.42	$2.08
Diluted earnings per common share:	$1.56	$1.033	$3.28	$1.99
Weighted average common shares:
Basic	31,376	31,117	31,311	31,071
Diluted	33,228	32,570	32,745	32,676
Dividends per common share	$0.30	$0.30	$0.60	$0.60

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Greenbrier Reports Second Quarter Results (Cont.)	Page 7

THE GREENBRIER COMPANIES, INC.

CONSOLIDATED STATEMENTS OF CASH FLOWS

(In millions, unaudited)

	Six Months Ended
	February 28, 2025	February 29, 2024
Cash flows from operating activities
Net earnings	$105.3	$66.8
Adjustments to reconcile net earnings to net cash provided by operating activities:
Deferred income taxes	13.4	(35.5)
Depreciation and amortization	59.6	54.3
Net gain on disposition of equipment	(9.8)	(4.8)
Stock based compensation expense	8.7	8.1
Noncontrolling interest adjustments	7.9	1.6
Other	1.6	2.0
Decrease (increase) in assets:
Accounts receivable, net	(17.7)	12.2
Income tax receivable	13.7	21.3
Inventories	49.0	(8.4)
Leased railcars for syndication	(146.4)	(6.7)
Other assets	0.1	2.5
Increase (decrease) in liabilities:
Accounts payable and accrued liabilities	(34.8)	(93.8)
Deferred revenue	(22.1)	34.8

Net cash provided by operating activities	28.5	54.4

Cash flows from investing activities
Proceeds from sales of assets	55.6	25.9
Capital expenditures	(126.4)	(190.5)
Cash distribution from unconsolidated affiliates and other	5.8	1.5

Net cash used in investing activities	(65.0)	(163.1)

Cash flows from financing activities
Net change in revolving notes with maturities of 90 days or less	11.9	28.5
Proceeds from revolving notes with maturities longer than 90 days	45.7	114.5
Repayments of revolving notes with maturities longer than 90 days	(35.1)	(140.2)
Proceeds from issuance of notes payable	0.5	178.6
Repayments of notes payable	(21.7)	(68.2)
Debt issuance costs	(1.0)	(2.9)
Repurchase of stock	—	(1.3)
Dividends	(19.8)	(19.7)
Cash distribution to joint venture partner	(6.7)	(4.4)
Tax payments for net share settlement of restricted stock	(5.5)	(5.2)

Net cash provided by (used in) financing activities	(31.7)	79.7

Effect of exchange rate changes	1.5	(1.7)
Decrease in cash, cash equivalents and restricted cash	(66.7)	(30.7)
Cash and cash equivalents and restricted cash
Beginning of period	368.6	302.7

End of period	$301.9	$272.0

Balance Sheet Reconciliation:
Cash and cash equivalents	$263.5	$252.0
Restricted cash	38.4	20.0

Total Cash and cash equivalents and restricted cash	$301.9	$272.0

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Greenbrier Reports Second Quarter Results (Cont.)	Page 8

THE GREENBRIER COMPANIES, INC.

SUPPLEMENTAL LEASING INFORMATION

(In millions, except owned fleet, unaudited)

Greenbrier’s leasing strategy provides an additional “go to market” element to Greenbrier’s Commercial strategy of direct sales, partnerships with operating leasing companies, and origination of leases for syndication partners as well as providing a platform for further growth at scale. Investing in leasing assets also provides a recurring stream of revenue and tax-advantaged cash flows, however in the short-term it reduces Greenbrier’s Manufacturing revenue and margin as a result of deferring revenue recognition.

During the April 2023 Investor Day, Greenbrier provided a long-term target to more than double recurring revenue from leasing and management fees by investing up to $300 million net annually for the next five years. Recurring revenue is defined as Leasing & Fleet Management revenue excluding the impact of syndication activity, which is more transactional in nature.

Key information for the Leasing & Fleet Management segment:

	Three Months Ended
Greenbrier Lease Fleet (Units)(1)	February 28, 2025	November 30, 2024
Beginning balance	16,700	15,500
Railcars added	1,400	1,800
Railcars sold / scrapped	(1,500)	(600)

Ending balance	16,600	16,700

	February 28, 2025	November 30, 2024
Equipment on operating lease(2)	$1,259.0	$1,234.1

Non-recourse warehouse	$233.0	$193.6
ABS non-recourse notes	463.8	467.7
Non-recourse term loan	314.3	317.4

Total Leasing non-recourse debt	$1,011.1	$978.7

Fleet leverage %(3)(4)	80%	79%

(1)	Owned fleet includes Leased railcars for syndication
(2)	The $600 million U.S. corporate revolver borrowing base includes Equipment on operating lease assets that do not currently secure the Leasing non-recourse term loan
(3)	Total Leasing non-recourse debt / Equipment on operating lease
(4)	Fleet assets are leveraged at Fair Market Value based on independent appraisals while they are shown at net book value on Greenbrier’s Consolidated Balance Sheet

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Greenbrier Reports Second Quarter Results (Cont.)	Page 9

SUPPLEMENTAL INFORMATION

(In millions, except per share amounts, unaudited)

Operating Results by Quarter for Fiscal 2025 are as follows:

	First	Second	Total
Revenue
Manufacturing	$820.4	$700.3	$1,520.7
Leasing & Fleet Management	55.5	61.8	117.3

	875.9	762.1	1,638.0
Cost of revenue
Manufacturing	680.4	605.4	1,285.8
Leasing & Fleet Management	21.9	18.1	40.0

	702.3	623.5	1,325.8
Margin	173.6	138.6	312.2
Selling and administrative expense	62.0	64.6	126.6
Net gain on disposition of equipment	(0.2)	(9.6)	(9.8)

Earnings from operations	111.8	83.6	195.4
Other costs
Interest and foreign exchange	23.4	21.7	45.1

Earnings before income tax and earnings from unconsolidated affiliates	88.4	61.9	150.3
Income tax expense	(33.4)	(20.0)	(53.4)

Earnings before earnings from unconsolidated affiliates	55.0	41.9	96.9
Earnings from unconsolidated affiliates	4.1	4.3	8.4

Net earnings	59.1	46.2	105.3
Net (earnings) loss attributable to noncontrolling interest	(3.8)	5.7	1.9

Net earnings attributable to Greenbrier	$55.3	$51.9	$107.2

Basic earnings per common share (1)	$1.77	$1.66	$3.42
Diluted earnings per common share (1)	$1.72	$1.56	$3.28
Dividends per common share	$0.30	$0.30	$0.60

(1)	Quarterly amounts may not total to the year-to-date amount as each period is calculated discretely.

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Greenbrier Reports Second Quarter Results (Cont.)	Page 10

THE GREENBRIER COMPANIES, INC.

SUPPLEMENTAL INFORMATION

(In millions, except per share amounts, unaudited)

Operating Results by Quarter for Fiscal 2024 are as follows:

	First	Second	Third	Fourth	Total
Revenue
Manufacturing	$759.7	$811.0	$755.0	$986.7	$3,312.4
Leasing & Fleet Management	49.1	51.7	65.2	66.3	232.3

	808.8	862.7	820.2	1,053.0	3,544.7
Cost of revenue
Manufacturing	672.5	725.4	672.2	842.9	2,913.0
Leasing & Fleet Management	15.0	15.1	24.2	18.9	73.2

	687.5	740.5	696.4	861.8	2,986.2
Margin	121.3	122.2	123.8	191.2	558.5
Selling and administrative expense	56.3	63.6	59.3	67.9	247.1
Net loss (gain) on disposition of equipment	0.1	(4.9)	(7.8)	(0.5)	(13.1)

Earnings from operations	64.9	63.5	72.3	123.8	324.5
Interest and foreign exchange	23.2	24.6	24.7	28.3	100.8

Earnings before income tax and earnings from unconsolidated affiliates	41.7	38.9	47.6	95.5	223.7
Income tax expense	(10.0)	(9.3)	(10.7)	(32.0)	(62.0)

Earnings before earnings from unconsolidated affiliates	31.7	29.6	36.9	63.5	161.7
Earnings from unconsolidated affiliates	1.5	4.0	3.7	1.8	11.0

Net earnings	33.2	33.6	40.6	65.3	172.7
Net earnings attributable to noncontrolling interest	(2.0)	(0.2)	(6.7)	(3.7)	(12.6)

Net earnings attributable to Greenbrier	$31.2	$33.4	$33.9	$61.6	$160.1

Basic earnings per common share (1)	$1.00	$1.08	$1.09	$1.98	$5.15
Diluted earnings per common share (1)	$0.96	$1.03	$1.06	$1.92	$4.96
Dividends per common share	$0.30	$0.30	$0.30	$0.30	$1.20

(1)	Quarterly amounts may not total to the year-to-date amount as each period is calculated discretely.

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Greenbrier Reports Second Quarter Results (Cont.)	Page 11

THE GREENBRIER COMPANIES, INC.

SUPPLEMENTAL INFORMATION

(In millions, unaudited)

Segment Information

Three months ended February 28, 2025:
	Revenue			Earnings (loss) from operations
	External	Intersegment	Total	External	Intersegment	Total
Manufacturing	$700.3	$53.1	$753.4	$69.0	$9.7	$78.7
Leasing & Fleet Management	61.8	0.2	62.0	45.6	—	45.6
Eliminations	—	(53.3)	(53.3)	—	(9.7)	(9.7)
Corporate	—	—	—	(31.0)	—	(31.0)

	$762.1	$—	$762.1	$83.6	$—	$83.6

Three months ended November 30, 2024:
	Revenue			Earnings (loss) from operations
	External	Intersegment	Total	External	Intersegment	Total
Manufacturing	$820.4	$2.8	$823.2	$116.1	$—	$116.1
Leasing & Fleet Management	55.5	0.2	55.7	26.7	—	26.7
Eliminations	—	(3.0)	(3.0)	—	—	—
Corporate	—	—	—	(31.0)	—	(31.0)

	$875.9	$—	$875.9	$111.8	$—	$111.8

	Total assets
	February 28, 2025	November 30, 2024
Manufacturing	$2,042.0	$2,134.7
Leasing & Fleet Management	1,854.9	1,775.3
Unallocated, including cash	370.1	377.5

	$4,267.0	$4,287.5

BACKLOG AND DELIVERY INFORMATION

(Unaudited)

Three Months Ended
February 28, 2025
Backlog Activity (units) (1)
Beginning backlog	23,400
Orders received	3,100
Production held on the Balance Sheet	(1,400)
Production sold to third parties	(4,700)

Ending backlog	20,400

Delivery Information (units) (1)
Direct sales	4,700
Sale of Leased railcars for syndication	800

Total deliveries	5,500

(1)	Includes Greenbrier-Maxion, our Brazilian railcar manufacturer, which is accounted for under the equity method

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Greenbrier Reports Second Quarter Results (Cont.)	Page 12

THE GREENBRIER COMPANIES, INC.

SUPPLEMENTAL INFORMATION

(In millions, unaudited)

Reconciliation of Net earnings to Core EBITDA

	Three Months Ended
	February 28, 2025	November 30, 2024
Net earnings	$46.2	$59.1
Interest and foreign exchange	21.7	23.4
Income tax expense	20.0	33.4
Depreciation and amortization	29.4	29.2
Facility-related rationalization costs(1)	6.6	—

Core EBITDA	$123.9	$145.1

(1)	Includes $1.0 million of Depreciation & amortization

Share Calculations for Core diluted earnings per share (in thousands)

	Three Months Ended
	February 28, 2025	November 30, 2024
Basic Shares	31,376	31,246
Dilutive effect of performance awards	959	934
Dilutive effect of convertible notes due 2028	893	43

Diluted weighted average shares outstanding	33,228	32,223

Reconciliation of Net earnings attributable to Greenbrier to Core net earnings attributable to Greenbrier

	Three Months Ended
	February 28, 2025	November 30, 2024
Net earnings attributable to Greenbrier	$51.9	$55.3
Facility-related rationalization costs(1)	4.2	—

Core net earnings attributable to Greenbrier	$56.1	$55.3

(1)	Net of $2.4 million of tax and non-controlling interest

Reconciliation of Diluted earnings per share to Core diluted earnings per share

	Three Months Ended
	February 28, 2025	November 30, 2024
Diluted earnings per share	$1.56	$1.72
Facility-related rationalization costs	0.13	—

Core diluted earnings per share	$1.69	$1.72

Debt Summary

	February 28, 2025	November 30, 2024
Total Leasing non-recourse debt	$1,011.1	$978.7
Total other debt	760.7	876.5

	1,771.8	1,855.2
Debt discount and issuance costs	(14.9)	(15.8)

Total consolidated debt	$1,756.9	$1,839.4

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Greenbrier Reports Second Quarter Results (Cont.)	Page 13

Forward-Looking Statements

This press release may contain forward-looking statements, including statements that are not purely statements of historical fact. Greenbrier uses words, and variations of words, such as “affect,” “anticipate,” “approximately,” “are,” “backlog,” “believe,” “drive,” “estimate,” “goals,” “grow,” “may,” “position,” “predictable,” “recurring,” “result,” “schedule,” “strategy,” “strong,” “sustainable,” “target,” and similar expressions to identify forward-looking statements. These forward-looking statements include, without limitation, statements about our guidance and outlook, backlog and other orders, leasing performance, leasing strategy, financing, cash flow, tax treatment, and other information regarding future performance and strategies and appear throughout this press release. These forward-looking statements are not guarantees of future performance and are subject to certain risks and uncertainties that could cause actual results to differ materially from the results contemplated by the forward-looking statements. Factors that might cause such a difference include, but are not limited to, the following: an economic downturn and economic uncertainty; changes to tariffs or import duties, including retaliatory tariffs; changes in macroeconomic policies; inflation (including rising energy prices, interest rates, wages and other escalators) and policy reactions thereto (including actions by central banks); disruptions in the supply of materials and components used in the production of our products; labor disputes; loss of market share to other modes of freight shipment; and the war in Ukraine and related events. Our backlog of railcar units and other orders not included in backlog are not necessarily indicative of future results of operations. Certain orders in backlog are subject to customary documentation which may not occur. More information on potential factors that could cause our results to differ from our forward-looking statements is included in the Company’s filings with the SEC, including in the “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” sections of the Company’s most recently filed periodic report on Form 10-K and subsequent Quarterly Reports on Form 10-Q. Except as otherwise required by law, the Company assumes no obligation to update any forward-looking statements or information, which speak as of their respective dates. Readers are cautioned not to place undue reliance on these forward-looking statements, which reflect management’s opinions only as of the date hereof.

Financial Metric Definitions

Core EBITDA, Core ROIC, Core net earnings attributable to Greenbrier, and Core diluted earnings per share (EPS) are not financial measures under generally accepted accounting principles (GAAP). These metrics are performance measurement tools used by rail supply companies and Greenbrier. You should not consider these metrics in isolation or as a substitute for other financial statement data determined in accordance with GAAP. In addition, because these metrics are not measures of financial performance under GAAP and are susceptible to varying calculations, the measures presented may differ from and may not be comparable to similarly titled measures used by other companies.

We define Core EBITDA as Net earnings before Interest and foreign exchange, Income tax expense, Depreciation and amortization and the impact associated with items we do not believe are indicative of our core business or which affect comparability. We believe the presentation of Core EBITDA provides useful information as it excludes the impact of financing, foreign exchange, income taxes and the accounting effects of capital spending and other items. These items may vary for different companies for reasons unrelated to the overall operating performance of a company’s core business. We believe this assists in comparing our performance across reporting periods.

Core net earnings attributable to Greenbrier and core diluted EPS excludes the impact associated with items we do not believe are indicative of our core business or which affect comparability. We believe this assists in comparing our performance across reporting periods.

Core ROIC is calculated by dividing the trailing four quarters of net operating profit after tax by the average trailing five quarters of total invested capital. Net operating profit after tax is defined as Earnings from operations, plus Earnings from unconsolidated affiliates, excluding the impact associated with items we do not believe are indicative of our core business or which affect comparability, less cash paid for income taxes, net. These items may vary for different companies for reasons unrelated to the overall operating performance of a company’s core business. We believe this assists in comparing our performance across reporting periods. Total invested capital is defined as Revolving notes, plus Notes payable, plus Total equity, less cash in excess of $40 million. We believe Core ROIC is useful to investors as it quantifies how efficiently we generated operating income relative to the capital we have invested in the business.

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